================================================================================


                              PDS GAMING CORPORATION
                                    As Issuer


                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                   As Trustee

                        ---------------------------------

                                    INDENTURE

                            Dated as of June __, 2001

                       ----------------------------------

                 12% Senior Subordinated Notes Due July 1, 2007

================================================================================

                                                                       Indenture

                              CROSS-REFERENCE TABLE
            INDENTURE SECTIONS RELATING TO SECTIONS 310 THROUGH 318,
                  INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939

                                                                       Indenture
TIA Section                                                             Section
--------------------------------------------------------------------------------

310    (a) (1) ....................................................... 609
       (a) (2) ....................................................... 609
       (a) (3) ....................................................... N.A.*
       (a) (4) ....................................................... N.A.
       (a) (5) ....................................................... N.A.
       (b) ........................................................... 608
       (c) ........................................................... N.A.
311    (a) ........................................................... 613
       (b) ........................................................... 613
       (c) ........................................................... N.A.
312    (a) ........................................................... 701; 702
       (b) ........................................................... 702
       (c) ........................................................... 702
313    (a) ........................................................... 704
       (b) (1) ....................................................... N.A.
       (b) (2) ....................................................... 704
       (c) ........................................................... 704
       (d) ........................................................... 704
314    (a) (1) ....................................................... 703
       (a) (2) ....................................................... 703
       (a) (3) ....................................................... 703
       (a) (4) ....................................................... 703
       (b) ........................................................... 103
       (c) (1) ....................................................... 102
       (c) (2) ....................................................... 102
       (c) (3) ....................................................... N.A.
       (d) ........................................................... N.A.
       (e) ........................................................... 102
       (f) ........................................................... 102
315    (a) ........................................................... 601

                                                                       Indenture

                                                                       Indenture
TIA Section                                                             Section
--------------------------------------------------------------------------------

       (b) ........................................................... 602
       (c) ........................................................... 601
       (d) ........................................................... 601
       (e) ........................................................... 514
316    (a) (1) (A) ................................................... 512
       (a) (1) (B) ................................................... 513
       (a) (2) ....................................................... N.A.
       (b) ........................................................... 902
       (c) ........................................................... 104
317    (a) (1) ....................................................... 503
       (a) (2) ....................................................... 504
       (b) ........................................................... 1003
318    (a) ........................................................... 107
       (b) ........................................................... N.A.
       (c) ........................................................... N.A.

----------

*     N.A. means "not applicable."

                                                                       Indenture

                                TABLE OF CONTENTS

INDENTURE......................................................................1

RECITALS.......................................................................1

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............2
        SECTION 101.   Definitions.............................................2
        SECTION 102.   Compliance Certificates And Opinions....................9
        SECTION 103.   Form Of Documents Delivered To Trustee..................9
        SECTION 104.   Acts Of Holders........................................10
        SECTION 105.   Notices, Etc., To Trustee And Company..................12
        SECTION 106.   Notice To Noteholders; Waiver..........................13
        SECTION 107.   Conflict With Trust Indenture Act......................13
        SECTION 108.   Effect Of Headings And Table Of Contents...............13
        SECTION 109.   Successors And Assigns.................................13
        SECTION 110.   Separability Clause....................................13
        SECTION 111.   Benefits Of Indenture..................................14
        SECTION 112.   Governing Law..........................................14
        SECTION 113.   Legal Holidays.........................................14
        SECTION 114.   Immunity Of Incorporators, Stockholders, Officers
                       And Directors..........................................14

ARTICLE TWO NOTE FORM.........................................................15
        SECTION 201.   Form Generally.........................................15
        SECTION 202.   Form Of Face Of Notes..................................15
        SECTION 203.   Form Of Reverse Side Of Note...........................18
        SECTION 204.   Form Of Certificate Of Authentication And Form Of
                       Assignment.............................................20

ARTICLE THREE THE NOTES.......................................................22
        SECTION 301.   Title And Terms Generally..............................22
        SECTION 302.   Denominations..........................................22
        SECTION 303.   Execution, Authentication, Delivery And Dating.........23
        SECTION 304.   Temporary Notes........................................23
        SECTION 305.   Registration, Transfer, And Exchange...................23
        SECTION 306.   Mutilated, Destroyed, Lost And Stolen Notes............24
        SECTION 307.   Payments Of Principal And Interest; Rights Preserved...25
        SECTION 308.   Persons Deemed Owners..................................26
        SECTION 309.   Cancellation...........................................27
        SECTION 310.   Computation Of Interest................................27
        SECTION 311.   Authentication And Delivery Of Original Issue..........27

ARTICLE FOUR SATISFACTION AND DISCHARGE.......................................28
        SECTION 401.   Satisfaction And Discharge Of Indenture................28


                                      -i-                              Indenture

        SECTION 402.   Application Of Trust Money.............................28

ARTICLE FIVE REMEDIES.........................................................30
        SECTION 501.   Events Of Default......................................30
        SECTION 502.   Acceleration Of Maturity; Rescission And Annulment.....31
        SECTION 503.   Collection Of Indebtedness And Suits For Enforcement
                       By Trustee.............................................32
        SECTION 504.   Trustee May File Proofs Of Claim.......................33
        SECTION 505.   Trustee May Enforce Claims Without Possession Of Notes.34
        SECTION 506.   Application Of Money Collected.........................34
        SECTION 507.   Limitation On Suits....................................34
        SECTION 508.   Unconditional Right Of Noteholders To Receive
                       Principal, Premium And Interest........................35
        SECTION 509.   Restoration Of Rights And Remedies.....................35
        SECTION 510.   Rights And Remedies Cumulative.........................35
        SECTION 511.   Delay Or Omission Not Waiver...........................36
        SECTION 512.   Control By Noteholders.................................36
        SECTION 513.   Waiver Of Past Defaults................................36
        SECTION 514.   Undertaking For Costs..................................36
        SECTION 515.   Waiver Of Stay Or Extension Laws.......................37

ARTICLE SIX THE TRUSTEE.......................................................38
        SECTION 601.   Certain Duties And Responsibilities....................38
        SECTION 602.   Notice Of Defaults.....................................39
        SECTION 603.   Certain Rights Of Trustee..............................39
        SECTION 604.   Not Responsible For Recitals Or Issuance Of Notes......40
        SECTION 605.   Trustee May Hold Notes.................................40
        SECTION 606.   Money Held In Trust....................................40
        SECTION 607.   Compensation And Reimbursement.........................41
        SECTION 608.   Disqualification; Conflicting Interests................41
        SECTION 609.   Trustee Required; Eligibility..........................46
        SECTION 610.   Resignation And Removal; Appointment Of Successor......46
        SECTION 611.   Acceptance Of Appointment By Successor.................47
        SECTION 612.   Merger, Conversion, Consolidation Or Succession To
                       Business...............................................48
        SECTION 613.   Preferential Collection Of Claims Against Company......48
        SECTION 614.   Appointment Of Authenticating Agent....................51

ARTICLE SEVEN NOTEHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY...........54
        SECTION 701.   Company To Furnish Trustee Names And Addresses Of
                       Noteholders............................................54
        SECTION 702.   Preservation Of Information; Communications To
                       Noteholders............................................54
        SECTION 703.   Reports By The Company.................................55
        SECTION 704.   Reports By Trustee.....................................56


                                      -ii-                             Indenture

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE............58
        SECTION 801.   Company May Consolidate, Etc., Only On Certain Terms...58
        SECTION 802.   Successor Substituted..................................58

ARTICLE NINE SUPPLEMENTAL INDENTURES..........................................60
        SECTION 901.   Supplemental Indentures Without Consent Of Noteholders.60
        SECTION 902.   Supplemental Indentures With Consent Of Noteholders....60
        SECTION 903.   Execution Of Supplemental Indentures...................61
        SECTION 904.   Effect Of Supplemental Indentures......................61
        SECTION 905.   Reference In Notes To Supplemental Indentures..........61
        SECTION 906.   Effect On Senior Debt..................................62
        SECTION 907.   Conformity With Trust Indenture Act....................62

ARTICLE TEN COVENANTS.........................................................63
        SECTION 1001.  Payment Of Principal And Interest......................63
        SECTION 1002.  Maintenance Of Office Or Agency........................63
        SECTION 1003.  Money For Note Payments To Be Held In Trust............63
        SECTION 1004.  Maintenance Of Corporate Existence, Licensing And
                       Rights.................................................64
        SECTION 1005.  Payment Of Taxes And Assessments.......................65
        SECTION 1006.  Maintenance Of Properties, Insurance; Books And
                       Records; Compliance With Law...........................65
        SECTION 1007.  Maintenance Of Nasdaq Listing..........................66
        SECTION 1008.  Limitations On Restricted Payments.....................66
        SECTION 1009.  Limitation On Transactions With Affiliates.............66
        SECTION 1010.  Maintenance Of Key Man Insurance.......................66
        SECTION 1011.  Net Worth..............................................67
        SECTION 1012.  Waiver Of Certain Covenants............................67
        SECTION 1013.  Prohibition On Restricted Dividends....................67

ARTICLE ELEVEN MANDATORY AND OPTIONAL REDEMPTION OF NOTES.....................68
        SECTION 1101.  Mandatory Redemption...................................68
        SECTION 1102.  Optional Redemption....................................68
        SECTION 1103.  Applicability Of Article...............................69
        SECTION 1104.  Election To Redeem; Notice To Trustee..................69
        SECTION 1105.  Selection By Trustee Of Notes To Be Redeemed...........69
        SECTION 1106.  Notice Of Redemption...................................69
        SECTION 1107.  Deposit Of Redemption Price............................70
        SECTION 1108.  Notes Payable On Redemption Date.......................70

ARTICLE TWELVE SUBORDINATION OF NOTES.........................................71
        SECTION 1201.  Agreement To Subordinate...............................71
        SECTION 1202.  Distribution Of Assets, Etc............................71
        SECTION 1203.  No Payment To Noteholders If Senior Debt Is In Default.71
        SECTION 1204.  Subrogation............................................72
        SECTION 1205.  Obligation Of Company Unconditional....................72
        SECTION 1206.  Payments On Notes Permitted............................73


                                     -iii-                             Indenture

        SECTION 1207.  Effectuation Of Subordination By Trustee...............73
        SECTION 1208.  Knowledge Of Trustee...................................73
        SECTION 1209.  Rights Of Holders Of Senior Debt Not Impaired..........73
        SECTION 1210.  Trustee Not Fiduciary For Holders Of Senior Debt.......73
        SECTION 1211.  Rights Of Trustee As Holder Of Senior Debt.............74
        SECTION 1212.  Article Applicable To Paying Agents....................74
        SECTION 1213.  Rights And Obligations Subject To Power Of Court.......74


                                      -iv-                             Indenture

                                    INDENTURE


      THIS INDENTURE, dated as of June __, 2001, between PDS Gaming Corporation, a Minnesota corporation (the "Company"), having its principal office at 6171 McLeod Drive, Las Vegas, Nevada 89120 and U.S. Bank Trust National Association, a national banking association with trust powers (the "Trustee"), having its principal office at 180 East Fifth Street, St. Paul, Minnesota 55101.


                                    RECITALS

      WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its 12% Senior Subordinated Notes (the "Notes") in the aggregate principal amount of up to Eleven Million Seven Hundred Thirty Thousand Dollars ($11,730,000), to be issued as fully registered Notes without coupons, to be authenticated by the Certificate of the Trustee, to be payable and to be redeemable all as hereinafter provided; and

      WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trusts herein created; and

      WHEREAS, the Company represents that all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided and issued, the valid, binding and legal obligations of the Company, and to constitute this instrument a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized, and the Company, in the exercise of each and every right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Notes.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in order to provide for the payment of the principal of, premium, if any, and interest on the Notes issued under this Indenture according to their tenor and effect and the performance and observance of each and all of the covenants and conditions herein and therein contained, for and in consideration of the premises and of the purchase and acceptance of the Notes by the respective purchasers thereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture in trust for the equal and proportionate benefit, security and protection of all of the Holders of Notes issued or to be issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of the Notes over any of the others;

      THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted with the respective Noteholders from time to time as follows:

                                                                       Indenture

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

      (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended (the "TIA"), either directly or by reference therein, have the meanings assigned to them therein;

      (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

      (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      Certain terms, used principally in Article Six, are defined in that Article.

      "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the generality of the foregoing, at the date of this Indenture, the "Affiliates" of the Company include any Subsidiary.

      "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.

      "Code" means the Internal Revenue Code of 1986, as amended.


                                      -2-                              Indenture

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" means the Company's Common Stock, $.01 par value per share, authorized at the date this Indenture is executed, whether voting or non-voting, and shares of any class or classes resulting from any reclassification or reclassifications thereof which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and also shall include stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such Common Stock or other class of stock into which such Common Stock may have been changed; provided however, that warrants or other rights to purchase Common Stock will not be deemed to be Common Stock.


      "Company" means PDS Gaming Corporation, a Minnesota corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.


      "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Vice President, its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

      "Company Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee. In the event the Board of Directors shall delegate to any director or officer of the Company or any group consisting of directors of the Company, officers of the Company or directors and officers of the Company the authority to take any action which under the terms of this Indenture may be taken by "Company Resolution," then any action so taken by, and set forth in a resolution adopted by, the director, officer or group within the scope of such delegation shall be deemed to be a "Company Resolution" for purposes of this Indenture.

      "Consolidated" when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company on a consolidated basis in accordance with GAAP, eliminating inter-company items.

      "Consolidated Debt" shall have the meaning assigned to it in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries, for such period, on a Consolidated basis, determined in accordance with GAAP.

      "Consolidated Tangible Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock (other than Disqualified Stock) outstanding at such date, as determined on a


                                      -3-                              Indenture

Consolidated basis in accordance with GAAP less any portion of such stockholders' equity attributable to intangible assets as determined in accordance with GAAP.

      "Corporate Trust Office," when used with respect to the Trustee means the principal office of the Trustee in the state of Minnesota, at which at any particular time its corporate trust business shall be principally administered, which office is on the date of this Indenture located at 180 East Fifth Street, St. Paul, Minnesota 55101, or said office of any successor Trustee.

      "Defaulted Interest" has the meaning specified in Section 307.

      "Defaulted Principal" has the meaning specified in Section 307.

      "Disqualified Stock" means, with respect to any Person, any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes.

      "Dividends" means payments in respect of the Company's Common Stock in either cash or property, but shall not include payments solely in Common Stock or distributions in the form of rights to acquire Common Stock.

      "Eligible Person" means an employee or agent of the Company.

      "Event of Default" has the meaning specified in Section 501.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Financial Statements" means the statement of operations, balance sheet, and/or statement of cash flows of any Person prepared in accordance with GAAP.

      "GAAP" means generally accepted accounting principles, consistently applied.

      "Guaranty" by any Person means any obligations, including letters of credit, both standby and irrevocable in nature, other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection, guaranteeing any Indebtedness, dividend, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Indebtedness or obligation, or to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this definition, a


                                      -4-                              Indenture

Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be equal to the principal amount of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation, liability, or dividend shall be deemed to be equal to the maximum aggregate amount of such obligation, liability or dividend.

      "Holder" when used with respect to any Note means a Noteholder.

      "Indebtedness" means, with respect to any Person at any date, without duplication, all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded (i) any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds, securities, or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness, for the payment, redemption, or satisfaction of such Indebtedness, and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person, and (ii) Indebtedness of a Restricted Subsidiary of such Person, which is not guaranteed by such Person.

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall also include the terms of the Notes established as contemplated by Section 301.

      "Initial Amortization Date" means July 1, 2004.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

      "Issue Date" means the date on which the Notes are originally issued in accordance with the terms of this Indenture.

      "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to Indebtedness of such Person.

      "Material Subsidiary" means any Subsidiary which represents 10% or more of the Company's Consolidated gross revenues or Consolidated total assets.

      "Maturity" when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

      "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.


                                      -5-                              Indenture

      "Noteholder" means a Person in whose name a Note is registered on the Note Register, or the beneficial owner of such Notes if record ownership is held by a nominee.

      "Notes" means the 12% Senior Subordinated Notes due July 1, 2007 issued pursuant to this Indenture.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Executive Vice President or any Vice President, and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

      "Original Interest Accrual Date" as to any Note, means the date from which interest shall begin to accrue in connection with the original issuance of such Note, which shall be the Issue Date.

      "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; provided, however, that in determining whether the Noteholders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date. Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

      "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company. Unless otherwise specified in a Company Order, the Paying Agent shall initially be the Trustee.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.


                                      -6-                              Indenture

      "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note. For purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

      "Principal Payment Date" means the Maturity of the principal on the Notes.

      "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the first day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date, and "Regular Record Date" for the principal payable on any Principal Payment Date means the first day (whether or not a Business Day) of the calendar month next preceding such Principal Payment Date.

      "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any executive vice president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, managing director, the cashier, any assistant cashier, any trust officer or assistant trust officer, or any other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

      "Restricted Dividend" means the declaration or payment of any dividend or any other distribution on the capital stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of the capital stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in capital stock or in options, warrants or other rights to purchase capital stock, and (y) in the case of any Subsidiary of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company).

      "Restricted Payment" means the purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or any Subsidiary. If a Restricted Payment is made in other than cash, the value of any such payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Company Resolution to be filed with the Trustee. For purposes of this definition, "Restricted Payment" shall not include (a) payments made in the form of the Company's common stock,
(b) mandatory repurchase obligations by the Company with respect to shares issued by any employee stock


                                      -7-                              Indenture
ownership plan of the Company, or (c) purchases of common stock of a Wholly Owned Subsidiary of the Company.

      "Senior Debt" means the principal of (i) any and all Consolidated Debt of the Company (other than the Notes and Subordinated Debt) incurred in connection with the borrowing of money from or to banks, trust companies, insurance companies and other financial institutions, including all Consolidated Debt to such institutions and seller-financed acquisitions to the extent it is secured by real estate and/or assets of the Company or any Subsidiary, evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, incurred, assumed or by the Company or any Subsidiary before, at or after the date of execution of this Indenture, and (ii) the principal of any and all renewals, extensions and refundings thereof; provided that any Consolidated Debt shall not be Senior Debt if the instrument creating or evidencing any such Consolidated Debt or pursuant to which such Consolidated Debt is outstanding, provides that such Consolidated Debt, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Notes.

      "Special Record Date" for the payment of any Defaulted Interest or Defaulted Principal means a date fixed by the Trustee pursuant to Section 307.

      "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which such Note is due and payable or such installment of interest on such Note is due and payable.

      "Subordinated Debt" means any and all Consolidated Debt of the Company or any Subsidiary created, incurred, assumed or guaranteed by the Company or any Subsidiary before, at or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Consolidated Debt or pursuant to which such Consolidated Debt is outstanding it is provided that such Consolidated Debt, or any renewal, extension, or refunding thereof, is expressly subordinate and junior in right of payment to the Notes (whether or not subordinated to any other Consolidated Debt of the Company or any Subsidiary). "Subordinated Debt" shall include any Consolidated Debt of the Company to Affiliates of the Company or any Subsidiary (after giving effect to any intercompany eliminations).

      "Subsidiary" means any corporation, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "Trust Estate" means all rights, interest and property which has been collaterally assigned to the Trustee.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act


                                      -8-                              Indenture
of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Vice President" when used with respect to the Trustee or the Company, means any vice president, whether or not designated by a word or words added before or after the title "vice president."

      "Wholly Owned" when used in connection with any Subsidiary, means a Subsidiary of which all of the issued and outstanding shares of voting stock, except shares required as directors' qualifying shares, are owned by the Company and/or one or more of its Wholly Owned Subsidiaries. For purposes of this definition, "voting stock" shall have the same meaning as in the definition of Subsidiary.

SECTION 102. Compliance Certificates And Opinions.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, if requested by the Trustee, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form Of Documents Delivered To Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only


                                      -9-                              Indenture
one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to such matters are erroneous.

      Any certificate or opinion of an officer of the Company or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows or in the exercise of reasonable prudence should know that the certificate, statement or opinion with respect to the accounting matters upon which such certificate or opinion is based is erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may be consolidated and form one instrument.

SECTION 104. Acts of Holders.

      (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein or therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity other than such person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such person's authority. The fact and date of the execution of any


                                      -10-                             Indenture
such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (3) The ownership of Notes shall be proved by the Note Register.

      (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      (5) The Company may set any day as a record date for the purpose of determining the Holders of Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to the giving or making of any notice, declaration, request or direction referred to in the next paragraph. Such record date shall be the later of 30 days prior to the first solicitation of Holders of Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver, or other action or the date of the most recent list of holders furnished to the Trustee pursuant to
Section 701. If any record date is set pursuant to this paragraph, the Holders of Notes on such record date, and no other Holders shall be entitled to take relevant action, whether or not such Holders remain Holders after the record date, and no other Holders shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisition principal amount of outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 106.

      The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in
Section 502, (iii) any request to institute proceedings referred in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Day by Holders of the requisite principal amount of Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date


                                      -11-                             Indenture
previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by the Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 106.

      With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no Expiration Date shall be later than the 180th day after the applicable record date; and provided, further, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

      Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Note may do so with regard to all or any part of the principal amount of such Notes or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., To Trustee And Company.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with the Trustee by any Holder or by the Company, or the Company by the Trustee or any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally, transmitted by facsimile transmission (provided a confirming copy is sent by mail), delivered by overnight courier or mailed, first-class postage prepaid

      (1) if to the Trustee by any Holder or by the Company at its Corporate Trust Office, specified in the first paragraph of this instrument, or

      (2) if to the Company by the Trustee or by any Holder to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

      Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, and if transmitted by express or first class mail, on the date of receipt.


                                      -12-                             Indenture

SECTION 106. Notice To Noteholders; Waiver.

      Where this Indenture or any Note provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, or if the terms herein provide for notice to less than all Noteholders, then to such Noteholders as to whom notice may be required to be sent, at each such Holder's address as it appears on the Note Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute notification for every purpose hereunder.

      Notwithstanding anything else to the contrary in this Indenture, notice to Noteholders shall be sufficiently given in all cases if it is given to the Person in whose name a Note is registered on the Note Register and in no event Notice shall be required to be given to a Person who is not registered on the Note Register.

SECTION 107. Conflict With Trust Indenture Act.

      If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 108. Effect Of Headings And Table Of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors And Assigns.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                      -13-                             Indenture

SECTION 111. Benefits Of Indenture.

      Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

      This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflict of laws principles thereof.

SECTION 113. Legal Holidays.

      In any case where any Interest Payment Date, Principal Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Principal Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after any such Interest Payment Date, Principal Payment Date, Redemption Date or Stated Maturity.

SECTION 114. Immunity Of Incorporators, Stockholders, Officers And Directors.

      No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. It is expressly agreed and understood that this Indenture and the Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Notes or to be implied herefrom or therefrom. All liability, if any, of that character against every such incorporator, stockholder, officer and director, by the acceptance of the Notes and as a condition of, and as part of the consideration for the execution of this Indenture and the issue of the Notes, is expressly waived and released.

                               End Of Article One.


                                      -14-                             Indenture

                                  ARTICLE TWO

                                    NOTE FORM

SECTION 201. Form Generally.

      The Notes and the Trustee's Certificate of Authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

      The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 202. Form Of Face Of Notes.


                             PDS GAMING CORPORATION
                    Incorporated Under the Laws of Minnesota
                  12% SENIOR SUBORDINATED NOTE DUE JULY 1, 2007


Registered No.:                                             Registered Principal
_______________________                                           Amount: $1,000

Original Interest Accrual                                      CUSIP: __________
Date: _________, 2001


      PDS Gaming Corporation, a corporation created under the laws of the State of Minnesota (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________ or registered assigns, the principal sum of One Thousand Dollars ($1,000) on July 1, 2007 (the "Final Maturity Date") and to pay interest hereon from the Original Interest Accrual Date set forth above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, beginning on July 1, 2001 ("Initial Interest Payment Date") and on the 1st day of each October, January, April and July thereafter until fully paid (each such date being an "Interest Payment Date"), at the rate of twelve percent (12%) per annum, until the principal hereof is paid or made available for payment. The principal hereof is subject to optional and mandatory redemption, in whole but not in part, as to any Note, as provided in the Indenture, and if not so redeemed, shall be due and payable in full on the Final Maturity Date (any date set for principal payment is the "Principal Payment Date"). The principal and interest so payable and punctually paid or duly provided for on any Principal Payment Date or Interest Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered (the "Holder") at the


                                      -15-                             Indenture
close of business on the Regular Record Date for such principal or interest, which shall be the first day (whether or not a Business Day) of the calendar month next preceding such Principal Payment Date or Interest Payment Date. Any such principal or interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Principal or Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the applicable requirements of any securities exchange or market on which the Notes may be listed or included, and upon such notice as may be required by such exchange or market, all as more fully provided in the Indenture. Payment of the principal of and interest (and premium, if any) on this Note will be made at the office or agency maintained by the Company for such purpose in ___________, Minnesota, or in such other office or agency as may be selected by the Company in accordance with the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. THE HOLDER MUST PRESENT THIS NOTE TO COLLECT PRINCIPAL; AND WHEN FULLY PAID, THE NOTE SHALL BE SURRENDERED AND CANCELLED.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      No recourse shall be had for the payment of the principal or interest of this Note against any Company stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of stockholders, directors, officers, employees and agents of the Company being released hereby.


                                      -16-                             Indenture

      IN WITNESS WHEREOF, the Company has caused this 12% Senior Subordinated Note due July 1, 2007 to be signed in its name by the manual or facsimile signature of its President and attested to by the manual or facsimile signature of its Secretary.


Dated: ______________                   PDS GAMING CORPORATION


                                        By _____________________________________
                                           Johan P. Finley
                                           Chief Executive Officer

Attest:


___________________________________
Joe Rolston, Secretary


                     [FORM OF CERTIFICATE OF AUTHENTICATION]


                                      -17-                             Indenture

SECTION 203. Form Of Reverse Side Of Note.


      This Note is one of a duly authorized issue of 12% Senior Subordinated Notes of the Company designated as its 12% Senior Subordinated Notes (the "Notes") in the maximum aggregate principal amount of up to $11,730,000, issued and to be issued under an Indenture, dated as of June __, 2001 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders, and for a statement of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.


      The Notes are general unsecured obligations of the Company. The payment of the principal of and interest (and premium, if any) on this Note is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt, as defined in the Indenture, and, by the acceptance of this Note, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder's attorney-in-fact the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate such subordination.

      The Notes are subject to redemption (either at the option of the Company or as required by the Indenture) in whole at any time or in part from time to time. Beginning on the Initial Amortization Date and annually thereafter until final maturity, the Trustee shall redeem a portion of the Outstanding Notes equivalent to 25% of the original aggregate principal amount issued, chosen by lot, at a redemption price equal to par, plus interest accrued to the date of redemption. The Company may surrender Notes purchased in the open market or redeemed pursuant to optional redemption to the Trustee to be applied against the mandatory redemptions. The Company may, at its option, at any time on or after July 1, 2001, redeem the Notes either as a whole or from time to time in part in a minimum aggregate principal amount of $100,000, chosen by lot, at the following Redemption Prices (expressed in percentages of the principal amount thereof), together with interest accrued and unpaid thereon to the Redemption Date (which shall be an Interest Payment Date), if redeemed during the twelve month period beginning July 1 in each of the following years:

                                 2001     2002     2003    2004 and thereafter
                               -------- -------- ------- -----------------------

            Redemption Price:    103%     102%     101%            100%

      Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the Redemption Date to each Holder at the registered address thereof.

      If this Note shall be redeemed by call for redemption or shall be accepted for repayment upon the death of the Holder, and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Note.


                                      -18-                             Indenture

      Interest installments whose Stated Maturity is on or before the Redemption Date or Repayment Date will be payable to the Holders of such Notes, or one or more of Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.

      If an Event of Default as defined in the Indenture shall occur and be continuing, the outstanding principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Notes Outstanding.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of two-thirds in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Noteholders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Noteholders of all of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest (and premium, if any) on this Note at the times, place and rate and in the coin or currency herein prescribed.

      In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor corporation in accordance with the Indenture, such successor corporation shall assume payment of the Notes and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the predecessor corporation shall be discharged from all obligations and covenants in respect of the Notes and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same; and, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Note or in another form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized


                                      -19-                             Indenture
in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflict of law provisions thereof.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204. Form Of Certificate Of Authentication And Form Of Assignment.

      [Form of Certificate of Authentication]

      U.S. Bank Trust National Association, as Trustee, certifies that this Note is one of the 12% Senior Subordinated Notes due July 1, 2007 issued by PDS Financial Corporation, a Minnesota corporation, referred to in the within-mentioned Indenture.

Dated: ___________                      U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Trustee


                                        By _____________________________________
                                           Authorized Signature

[Form of Assignment]

         (To be executed by the registered holder if such holder desires to transfer this Note)


                                      -20-                             Indenture

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print name and address of transferee)

this Note, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________, as Attorney, to transfer the within Note on the books kept for registration thereof, with full power of substitution.

Dated: ___________


Signature: __________________________________________
           (Signature must conform in all respects to name of holder as specified on the face of the Note)

Social Security
or Other Identifying
Number of Transferee: ______________________________

Signature Guaranteed

                               End Of Article Two.


                                      -21-                             Indenture

                                 ARTICLE THREE

                                    THE NOTES

SECTION 301. Title And Terms Generally.

      The Notes shall be known and designated as the 12% Senior Subordinated Notes due July 1, 2007 of the Company. The maximum aggregate principal amount of Notes to be authenticated and delivered under this Indenture is $11,730,000, excluding accrued interest, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306 or 905 hereof. The Stated Maturity of the Notes shall be July 1, 2007, and each Note shall bear interest at the rate of 12% per annum on the outstanding balance, until the principal thereof is paid or made available for payment.

      The Notes shall be dated as provided in Section 303 hereof, shall bear interest from the Original Interest Accrual Date of such Note, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable on each January 1, April 1, July 1 and October 1, commencing on July 1, 2001, until the principal thereof is paid or made available for payment.

      The Notes shall be subject to mandatory redemption as provided in Article Eleven.

      The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency maintained by the Company in St. Paul, Minnesota (initially the principal corporate trust office of the Trustee), or in any other city or cities as the Company may maintain additional such offices or agencies pursuant to Section 1002, maintained for such purpose, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

      The Notes shall be redeemable at the option of the Company as provided in Article Eleven. The Company may, at its option, elect to have any optional redemption applied to the next subsequent mandatory redemption payment. The Company shall notify the Trustee of such election at least 60 days prior to the Redemption Date.

      The Notes are unsecured obligations of the Company and shall be subordinated in right of payment to Senior Debt of the Company as provided in Article Twelve. The Notes shall be senior in right of payment to all Subordinated Debt.

      The Notes are an obligation of the Company but not of any Affiliate.

SECTION 302. Denominations.

      The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 or any integral multiple thereof.


                                      -22-                             Indenture

SECTION 303. Execution, Authentication, Delivery And Dating.

      The Notes shall be executed on behalf of the Company by its President or any Vice President and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

      Upon the initial issuance, each Note shall be dated as of the Issue Date, and thereafter, Notes issued hereunder shall be dated the date of their authentication.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

SECTION 304. Temporary Notes.

      Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

      If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 305. Registration, Transfer, And Exchange.

      The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or any other office or agency pursuant to


                                      -23-                             Indenture

Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

      Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination, of a like aggregate principal amount.

      At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitle to receive.

      All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

      Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed for transfer (if so required by the Company or the Trustee), or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304 or 905 not involving any transfer.

      The Company shall not be required to issue or register the transfer of any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption pursuant to Section 1105 and ending at the close of business on the day of such mailing or to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost And Stolen Notes.

      If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor anew Note of like series, tenor and principal amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the


                                      -24-                             Indenture

Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like series, tenor and principal amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, may instead of issuing a new Note, may pay such Note.

      Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307. Payments Of Principal And Interest; Rights Preserved.

      Any installment of interest or interest and principal under any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or Principal Payment Date, as the case may be, shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such installment.

      Any installment of interest or principal and interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") or on any Principal Payment Date (herein called "Defaulted Principal"), as the case may be, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest or Default Principal, as the case may be, shall be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

      (1) The Company may elect to make payment of any Defaulted Interest or Defaulted Principal to the Persons in whose names the Notes (or the irrespective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest or Defaulted Principal proposed to be paid on each Note and the date of the proposed payment and, at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or Defaulted Principal or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to


                                      -25-                             Indenture
such Defaulted Interest or Defaulted Principal as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest or Defaulted Principal which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest or Defaulted Principal and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of an affected Note at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest or Defaulted Principal and the Special Record Date therefor having been so mailed, such Defaulted Interest or Defaulted Principal shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Paragraph (2).

      (2) The Company may make payment of any Defaulted Interest or Defaulted Principal in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Notes may be listed or included and, upon such notice as may be required by such exchange or market if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee and the Trustee shall have sent written notification to the Company to such effect.

      If any installment of interest whose Stated Maturity is on or prior to the Redemption Date for any Notes called for redemption pursuant to Section 301 or Article Eleven is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Notes.

      Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid and to accrue which were carried by such other Note.

      All payments of interest on the Notes to the person entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register, unless the Trustee determines such methods to be inappropriate in the circumstances.

      Holders must present and surrender the Notes to collect the principal of such Notes.

SECTION 308. Persons Deemed Owners.

      Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment (subject to Section 307) of principal of (and premium, if any) and interest on such Note and for


                                      -26-                             Indenture
all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

      All Notes surrendered for payment, redemption, registration of transfer or exchange if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of and a destruction certificate shall be delivered to the Company.

SECTION 310. Computation Of Interest.

      Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months, compounded annually.

SECTION 311. Authentication And Delivery Of Original Issue.

      Forthwith upon the execution and delivery of this Indenture, or from time-to-time thereafter, Notes up to the aggregate principal amount of $11,730,000 may be executed by the Company and delivered to the Trustee for authentication and delivered by the Trustee upon Company Order, without any further action by the Company.

                              End Of Article Three.


                                      -27-                             Indenture

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction And Discharge Of Indenture.

      This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

      (1)   either:

            (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter paid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (b) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company, in the case of this subsection (b) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

      (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

      (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive, and, if the money shall have been deposited with the Trustee pursuant to subclause
(b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application Of Trust Money.

      Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with


                                      -28-                             Indenture
the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                              End Of Article Four.


                                      -29-                             Indenture

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events Of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) default in the payment of any installment interest upon any Note when it becomes due and payable and continuance of such default for a period of 15 days (whether or not such payment is prohibited under the provisions of Article Twelve); or

      (2) default in the payment of the principal of or premium, if any, on any Note at its Maturity (whether or not such payment is prohibited under the provisions of Article Twelve); or

      (3) breach of a covenant of the Company contained in Sections 1008 or 1011 hereof and the continuance of such breach for a period of 15 days after the due date for filing of the report pursuant to Section 703(5) which reports such breach, provided, however, that prior to the expiration of the 15 day period referred to above, the Company shall have filed with the Trustee a certificate, certifying that such breach has been cured; or

      (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Noteholders of at least 25% in principal amount of the Outstanding Notes, a written notice (and the Trustee shall give such written notice to the Company upon the request of the Noteholders of at least 25% in principal amount of the Outstanding Notes) specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (5) a default under any bond, debenture, note or other evidence of Indebtedness of the Company or any Subsidiary (including obligations under leases required to be capitalized on the balance sheet of the lessee under
GAAP), or a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or Subsidiary, (including such leases), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in excess of $500,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations in excess of $500,000 being accelerated, without such acceleration having been rescinded or annulled or such Indebtedness shall not have been discharged within a period of 30 days after such default or acceleration; provided, however, that this Section 501(5) shall not apply to (a) a default under any purchase money obligation of the Company if, and so long as, the Company is in good faith and in the exercise of its reasonably prudent business judgment, contesting its obligations thereunder in


                                      -30-                             Indenture
accordance with a reasonable interpretation of the documentation of such obligation; or (b) a default in a contractual obligation not otherwise constituting Indebtedness if and so long as, the Company is in good faith contesting such obligation; or

      (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; provided however, that this Section 501(6) shall not apply to any Material Subsidiary that after giving effect to such bankruptcy or insolvency, the Company's Consolidated Tangible Net Worth exceeds $10 Million; or

      (7) the commencement by the Company or any Material Subsidiary of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; provided however, that this Section 501(7) shall not apply to any Material Subsidiary that after giving effect to such voluntary bankruptcy or insolvency, the Company's Consolidated Tangible Net Worth exceeds $10 Million; or

      (8) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Subsidiary not fully insured against in an aggregate amount in excess of $500,000 by a court or courts of competent jurisdiction, which judgment or judgments remain unsatisfied for a period of 30 days after the right to appeal all such judgments has expired or otherwise terminated.

SECTION 502. Acceleration Of Maturity; Rescission And Annulment.

      If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Noteholders of not less than 25% in principal amount of the Outstanding Notes may, and the Trustee upon request of the Noteholders of not less than 25% in principal amount of the Outstanding Notes shall, declare the principal of all the Notes to be due and payable immediately, by notice in writing to the Company (and to the Trustee if given by Noteholders), and upon any such declaration such entire principal amount and all interest shall become immediately due and payable. Collection actions or judicial proceedings may be commenced as set forth in Section 503.


                                      -31-                             Indenture

      At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Noteholders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

      (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

            (a) all overdue installments of interest on all Notes,

            (b) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

            (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Notes, and

            (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Holders and their agents and counsel if such Holders have initiated action in accordance with this
      Section 502; and

      (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection Of Indebtedness And Suits For Enforcement By Trustee.

      The Company covenants that if:

      (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 15 days, or

      (2) default is made in the payment of the principal of (or premium, if any, on) any Note at its Maturity, the Company will, subject to the provisions of Article Twelve, upon demand of the Trustee or Noteholders of not less than 25% in aggregate principal amount of the Outstanding Notes, pay to the Trustee, for the benefit of all the Noteholders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or the Holders as set forth herein, their agents and counsel, as the case may be, whether or not judicial proceedings are commenced.


                                      -32-                             Indenture

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, or the Holders of not less than 25% in principal amount of the Notes Outstanding, on behalf of all Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in and of the exercise of any power granted herein, or to enforce any other proper remedy. Holders of not less than 25% in principal amount of Notes Outstanding, on behalf of all Holders, may initiate such appropriate judicial proceedings in the same manner as the Trustee. The Trustee or the Holders initiating action hereunder, as the case may be, shall be reimbursed for the costs of collection incurred as provided for above in this Section 503.

SECTION 504. Trustee May File Proofs Of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

      (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceeding, and

      (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 hereof.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


                                      -33-                             Indenture

SECTION 505. Trustee May Enforce Claims Without Possession Of Notes.

      All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Noteholders of the Notes in respect of which such judgment has been recovered.

SECTION 506. Application Of Money Collected.

      Any money collected by the Trustee or the Holders directly pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

      FIRST: to the payment of all amounts due the Trustee under Section 607 hereof;

      SECOND: to the payment of the amounts then due and unpaid for costs of collection, principal, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

      THIRD: to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 507. Limitation On Suits.

      (1) Prior to the declaration of acceleration provided for in Section 502 hereof, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Noteholders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Noteholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and


                                      -34-                             Indenture

            (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Noteholders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders, or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders.

      (2) After the declaration of acceleration provided for in Section 502 hereof, Holders of 25% or more in principal amount of Outstanding Notes may institute judicial proceedings in respect to such Event of Default which triggers the declaration of acceleration in their own name in the manner provided in Section 503 if the Trustee has not instituted such proceedings within 60 days after such declaration, it being understood that such Holders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

SECTION 508. Unconditional Right Of Noteholders To Receive Principal, Premium
             And Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to receive payment (subject to Section 307) of the principal of (and premium, if any) and interest on such Note on the Stated Maturity thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration Of Rights And Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights And Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy


                                      -35-                             Indenture
hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay Or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

SECTION 512. Control By Noteholders.

      The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

      (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

      (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver Of Past Defaults.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, provided that a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of certain other covenants or provisions hereof cannot be modified or amended except as set forth in Section 902 hereof.

      Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking For Costs.

      All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Noteholders, holding in the aggregate more than 25% in principal amount of the Outstanding Notes, or to any suit instituted by any


                                      -36-                             Indenture

Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date).

SECTION 515. Waiver Of Stay Or Extension Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                              End Of Article Five.


                                      -37-                             Indenture

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601. Certain Duties And Responsibilities.

      (1) Except during the continuance of an Event of Default,

            (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

      (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Trust Indenture Act, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (a) this Subsection shall not be construed to limit the effect of Subsection (1)(a) of this Section;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action take nor omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

            (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


                                      -38-                             Indenture

      (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

      Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Note holders, as their names and addresses appear in the Note Register, notice of such default hereunder known to a Responsible Officer of Trustee, unless such default shall have been cured or waived, provided that (i) except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Note holders, and (ii) in the case of any default of the character specified in Section 501(4), no such notice to Noteholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603. Certain Rights Of Trustee.

      Except as otherwise provided in Section 601:

      (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the board of directors of the Company may be sufficiently evidenced by a Company Resolution;

      (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

      (4) the Trustee may consult with counsel (who may be counsel to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this indenture, unless such Noteholders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;


                                      -39-                             Indenture

      (6) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, provided that if the payment within a reasonable time to the Trustee of the costs, expenses and liabilities likely to be incurred in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

      (7) the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten or Section 1102 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to
Section 501(1), 501(2) or 1001, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

      (8) delivery of reports, information and documents to the Trustee under
Section 703(1) and (2) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 604. Not Responsible For Recitals Or Issuance Of Notes.

      The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605. Trustee May Hold Notes.

      The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have it if were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

SECTION 606. Money Held In Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


                                      -40-                             Indenture

SECTION 607. Compensation And Reimbursement.

      The Company agrees:

      (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (2) except as otherwise expressly provided for herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on Notes.

SECTION 608. Disqualification; Conflicting Interests.

      (1) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 608, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in Section 608(3)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article and the Company shall take prompt steps to have a successor appointed in the manner provided in this Indenture.

      (2) In the event that the Trustee shall fail to comply with the provisions of Subsection (1) of this Section, within ten (10) days after the expiration of such 90-day period, the Trustee shall transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, notice of such failure.

      (3) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if:

            (a) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures


                                      -41-                             Indenture
      under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if:

                  (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to
            Section 305(b) or Section 307(1) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

                  (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

            (b) the Trustee or any of its directors or executive officers is an underwriter for the Company;

            (c) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

            (d) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity or, subject to the provisions of paragraph (a) of this Subsection, to act as trustee, whether under an indenture or otherwise;

            (e) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

            (f) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security of the Company not


                                      -42-                             Indenture
      including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

            (g) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

            (h) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of a class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

            (i) the Trustee owns, on the date of default upon the Notes or on any anniversary of such default while the default upon the Notes remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (f), (g) or (h) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such default and annually each succeeding year that the Notes remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Notes when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (f), (g) and (h) of this Subsection; or

            (j) except under the circumstances described in paragraphs (1), (3),
      (4), (5) or (6) of Section 311(b) of the Trust Indenture Act, the Trustee shall be or become a creditor of the Company.

      The specification of percentages in paragraphs (e) to (i), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentage of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (c) or (g) of this Subsection.


                                      -43-                             Indenture

      For the purposes of paragraphs (f), (g), (h) and (i) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (a) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (b) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (c) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

      (4) For the purposes of this Section:

            (a) The term "underwriter," when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the director indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

            (b) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

            (c) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

            (d) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

            (e) The term "Company" means any obligor upon the Notes.

            (f) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization


                                      -44-                             Indenture
      whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

            (g) The term "default" shall mean an Event of Default or an event which with notice or passage of time, or both, would constitute an Event of Default.

      (5) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

            (a) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

            (b) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

            (c) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

            (d) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                  (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                  (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                  (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                  (iv) securities held in escrow if placed in escrow by the
            issuer thereof, provided, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

            (e) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to


                                      -45-                             Indenture
      constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 609. Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder which shall (a) be a corporation or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers or any other person permitted by the Trust Indenture Act to act as a trustee under an indenture qualified under the Trust Indenture Act, and (b) have a combined capital and surplus of at least $150,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation And Removal; Appointment Of Successor.

      (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

      (2) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

      (3) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (4) If at any time:

            (a) the Trustee shall fail to comply with Section 608(1) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (b) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or


                                      -46-                             Indenture

            (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Company Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Noteholders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner provided in Section 611, any Holder who has been a bona fide holder of a Note for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance Of Appointment By Successor.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such Successor Trustee shall be qualified and eligible under this Article.


                                      -47-                             Indenture

      Upon the appointment of any Successor Trustee hereunder, all fees, charges and expenses of the retiring Trustee shall become immediately due and payable.

SECTION 612. Merger, Conversion, Consolidation Or Succession To Business.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any of the Notes shall not have been authenticated by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may authenticate such notes either in the name of such predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 613. Preferential Collection Of Claims Against Company.

      (1) Subject to Subsection (2) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (3) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Notes and the holders of other indenture securities, as defined in Subsection (3) of this Section:

            (a) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

            (b) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.


                                      -48-                             Indenture

      Nothing herein contained, however, shall affect the right of the Trustee:

                  (i) to retain for its own account (a) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, (b) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (c) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

                  (ii) to realize for its own account upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                  (iii) to realize for its own account but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (3) of this Section, would occur within three months; or

                  (iv) to receive payment on any claim referred to in paragraph
            (ii) or (iii), against the release of any property held as security for such claim as provided in paragraph (ii) or (iii), as the case may be, to the extent of the fair value of such property.

      For the purposes of paragraphs (ii), (iii) and (iv), property substituted after the beginning of such three-month period for property held as security at the time of such substitution, to the extent of the fair value of the property released, shall have the same status as the property released and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

      If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Noteholders and the holders of other indenture securities in such manner that the Trustee, the Noteholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Noteholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such


                                      -49-                             Indenture
dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Noteholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Noteholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

      Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist: (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

      (2) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

            (a) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

            (b) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Noteholders at the time and in the manner provided in this Indenture;

            (c) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

            (d) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (3) of this Section;


                                      -50-                             Indenture

            (e) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

            (f) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (3) of this Section.

      (3) For the purposes of this Section only:

            (a) the term "default" means any failure to make payment in full of the principal of or interest on any of the Notes or upon the other indenture securities when and as such principal or interest become due and payable;

            (b) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

            (c) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

            (d) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

            (e) the term "Company" means any obligor upon the Notes; and

            (f) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

SECTION 614. Appointment Of Authenticating Agent.

      At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to
Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and


                                      -51-                             Indenture
delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Noteholders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

      If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in lieu of the form of certificate of authentication set forth in Section 204, a certificate of authentication in the following form:


                                      -52-                             Indenture

      "This is one of the Notes described in the within mentioned Indenture."


                                                --------------------------------
                                                           As Trustee


                                                By:
                                                    ----------------------------
                                                      As Authenticating Agent

                              End Of Article Six.


                                      -53-                             Indenture

                                 ARTICLE SEVEN

             NOTEHOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company To Furnish Trustee Names And Addresses Of Noteholders.

      The Company will furnish or cause to be furnished to the Trustee:

      (1) quarterly, not later than fifteen day of the month preceding the month in which an Interest Payment Date occurs, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such Regular Record Date, and

      (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that such list need not be furnished so long as the Trustee is the Note Registrar.

SECTION 702. Preservation Of Information; Communications To Noteholders.

      (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Noteholders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

      (2) If three or more Noteholders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

            (a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(1), or

            (b) inform such applicants as to the approximate number of Noteholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(1) and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

      If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within


                                      -54-                             Indenture
five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Noteholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed and, on notice to the Trustee, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal by such applicants of their applications.

      (3) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with Section 702(2), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(2).

SECTION 703. Reports By The Company.

      The Company shall:

      (1) File with the Trustee, within 15 days after the Company is required to file the same with the Commission or to mail the same to its shareholders, copies of the quarterly reports, annual reports and the information, documents and other reports (or copies of such portions of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 12 or 13 or Section 15(d) of the Exchange Act, or to mail to its shareholders pursuant to Section 14(a) thereof. The Company agrees to make all filings with the Commission required by Section 15(d) of the 1934 Act without regard to the number of holders of record of the Notes.

      (2) File with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

      (3) Transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

      (4) Transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee (unless some other time shall be fixed by the Commission) (a) any annual report filed with the Trustee pursuant to paragraph (1) of this Section.


                                      -55-                             Indenture

      (5) File with the Trustee within 45 days after the end of each of the Company's fiscal quarters a certificate of the Chief Executive Officer and the Controller of the Company stating that the Company is in compliance with Article Ten, and attaching the unaudited financial statements of the Company.

      (6) File with the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate of the Company as to such person's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 704. Reports By Trustee.

      (1) Within sixty (60) days of May 15 each year commencing with the year [2002], the Trustee shall transmit by mail to all Noteholders, as hereafter provided for, a brief report with respect to the following, provided that no report need be transmitted if no event requiring to be disclosed in the report has occurred:

            (a) any change to its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Section, a written statement to such effect;

            (b) the creation of or any material change to a relationship specified in paragraphs (e) through (f) of Subsection (3) of Section 608;

            (c) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on the trust estate or any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if the unpaid aggregate of such advances does not exceed 1/2 of 1% of the principal amount of the Notes Outstanding on the date of such report;

            (d) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its corporate capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(2) (b), (c), (d) or (f);

            (e) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

            (f) any additional issue of Notes which the Trustee has not previously reported; and

            (g) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes,


                                      -56-                             Indenture
      except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

      (2) The Trustee shall transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (1) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Notes Outstanding at such time, such report to be transmitted within 90 days after such time.

      (3) Reports pursuant to this Section 704 shall be transmitted by mail to all Noteholders, as the names and addresses of such Noteholders appear upon the Note Register.

      (4) A copy of each such report, at the time of such transmission to Noteholders, shall be filed by the Trustee with each stock exchange or market upon which the Notes are listed, with the Commission, if required, and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

                             End Of Article Seven.


                                      -57-                             Indenture

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only On Certain Terms.

      The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or any Subsidiary or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any Subsidiary, unless:

            (1) in case the Company shall consolidate with or merge into another corporation, trust or entity, the Person formed by such consolidation or into which the Company is merged shall be a trust, corporation or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and counsel to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, with the passage of time or the giving of notice, would become an Event of Default, shall have occurred and be continuing;

            (3) the Company, or the surviving entity, as the case may be, immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) shall have a Consolidated Tangible Net Worth equal to or greater than the amount required by Section 1011 hereof;

            (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

      Upon any consolidation or merger of the Company with or into any other corporation, trust or other entity in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as


                                      -58-                             Indenture
if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                             End Of Article Eight.


                                      -59-                             Indenture

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent Of Noteholders.

      Without the consent of any Noteholders, the Company, when authorized by a Company Resolution, and the Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

      (1) to evidence the succession of another trust, corporation or other entity to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

      (2) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company; or

      (3) to evidence and provide for acceptance of appointment of a successor trustee; or

      (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

      (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any nonmaterial provisions, such as typographical errors, or to make any other provisions with respect to matters or questions arising under this Indenture or Trust Indenture Act which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this paragraph (5) shall not adversely affect the interests of the Noteholders.

SECTION 902. Supplemental Indentures With Consent Of Noteholders.

      With the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, by Act of such Noteholders delivered to the Company and the Trustee, the Company, when authorized by a Company Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture, provided that without the consent of the Holder of each Outstanding Note affected thereby, no such supplemental indenture shall,

      (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or any premium payable on the redemption thereof, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or


                                      -60-                             Indenture

      (2) reduce the percentages in principal amount of the Outstanding Notes, the consent of whose Noteholders is required for any such supplemental indenture, or the consent of whose Noteholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

      (3) modify any of the provisions of this Section, Section 513, or Section 1012, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

      (4) modify any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to the Noteholders.

      It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution Of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(4)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect Of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Reference In Notes To Supplemental Indentures.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                      -61-                             Indenture

SECTION 906. Effect On Senior Debt.

      No supplemental indenture shall adversely affect the rights of any holder of Senior Debt under Article Twelve without the consent of such holder.

SECTION 907. Conformity With Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

                              End Of Article Nine.


                                      -62-                             Indenture

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001. Payment Of Principal And Interest.

      The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002. Maintenance Of Office Or Agency.

      The Company will maintain in Minneapolis or in St. Paul, Minnesota, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. Until otherwise designated by the Company in a written notice to the Trustee, and if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Minneapolis or St. Paul, Minnesota, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in the first paragraph of this instrument as an agency of the Company.

SECTION 1003. Money For Note Payments To Be Held In Trust.

      If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action.

      Whenever the Company shall have one or more Paying Agents, on or prior to each due date of the principal of (and premium, if any) or interest on any Notes, it will deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.


                                      -63-                             Indenture

      The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

      (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

      (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

      (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Unless otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Minneapolis or Saint Paul, Minnesota, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Maintenance Of Corporate Existence, Licensing And Rights.

      Subject to Article Eight hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each Subsidiary, and all material rights, certificates, authorities, licenses, permits and approvals of any of them, and shall conduct its business in conformity with the requirements of such rights, certificates, authorities, licenses, permits and approvals, provided that the Company shall not be required to preserve any such right, certificate, authority, license or permit or


                                      -64-                             Indenture
maintain the corporate existence of any subsidiary that is not a Material Subsidiary if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or of its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

SECTION 1005. Payment Of Taxes And Assessments.

      The Company will cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income or profits of the Company or any Subsidiary or upon property or any part thereof belonging to the Company or any Subsidiary before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof, provided that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings.

SECTION 1006. Maintenance Of Properties, Insurance; Books And Records;
              Compliance With Law.

      (1) The Company shall and the Company shall cause its Subsidiaries to maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations if the failure to maintain such insurance would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

      (2) The Company shall and the Company shall cause its Subsidiaries to cause all its properties (including leased properties) used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Subsection (2) shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in judgment of the Board of Directors of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Noteholders.

      (3) The Company shall and the Company shall cause its Subsidiaries to use its best efforts to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiary taken as a whole.

      (4) The Company shall and the Company shall cause its Subsidiaries to comply with all material statutes, laws, ordinances, or government rules and regulations, including rules, regulations and orders of governmental agencies, decrees, orders, injunctions, writs to which it is subject, noncompliance with which would materially and adversely affect the business,


                                      -65-                             Indenture
prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole.

SECTION 1007. Maintenance Of Nasdaq Listing.

      The Company shall, throughout the term of the Notes and this Indenture, file all reports required by the Exchange Act in a timely manner and maintain the listing of its shares of Common Stock on the Nasdaq SmallCap Market or another national market or exchange.

SECTION 1008. Limitations On Restricted Payments.

      The Company shall not make and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment:

      (1) if at the time of such action an Event of Default shall have occurred and be continuing or with the lapse of time will occur, after giving effect to such Restricted Payment; or

      (2) if, immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made from the date of this Indenture, through and including the date of such Restricted Payment (the "Base Period") exceeds the sum of 25% of the Consolidated Net Income (or in the event Consolidated Net Income is a deficit, minus 100% of such deficit) during the Base Period.

SECTION 1009. Limitation On Transactions With Affiliates.

      The Company shall not, and shall not permit, cause or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate or any Subsidiary of the Company, or any holder of 5% or more of any class of capital stock of the Company (each an "Affiliate Transaction"), except for (a) an Affiliate Transaction that is approved by a committee of independent, non-interested directors of the Company who conclude that the Affiliate Transaction is in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary, or (b) transactions between the Company and any wholly owned Subsidiary or transactions between any wholly owned Subsidiaries of the Company. Any loan, advance, or other evidence of indebtedness from an Affiliate, other than wholly owned Subsidiaries of the Company, to the Company or any Subsidiary shall be Subordinated Debt and be expressly subordinated to the Notes in substantially the form and manner provided by Article Twelve of this Indenture.

SECTION 1010. Maintenance Of Key Man Insurance.

      The Company shall obtain and deliver to the Trustee, for the benefit of the Company, a certificate of life insurance policy from an insurer insuring the life of Johan P. Finley in the amount of at least $2,000,000 (the "Key-man Insurance"). The Company shall maintain the Key-man Insurance in full force and effect throughout the term of the Notes and this Indenture.


                                      -66-                             Indenture

SECTION 1011. Net Worth.

      The Company will at all times during the term of the Notes keep and maintain Consolidated Tangible Net Worth at an amount not less than Six Million Two Hundred Thousand ($6,200,000) plus 15% of positive Consolidated Net Income earned after January 1, 2001.

SECTION 1012. Waiver Of Certain Covenants.

      The Company may omit in any particular instance to comply with the covenants set forth in Sections 1004 through 1011 and Section 1013, inclusive, if before the time for such compliance the Noteholders of at least two-thirds in aggregate principal amount of the Outstanding Notes shall, by Act of such Noteholders, either waive such compliance in such instance or generally waive compliance with such covenants, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of such covenant shall remain in full force and effect.

SECTION 1013. Prohibition On Restricted Dividends.

      The Company shall not make and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Dividend.

                              End Of Article Ten.


                                      -67-                             Indenture

                                 ARTICLE ELEVEN

                   MANDATORY AND OPTIONAL REDEMPTION OF NOTES

SECTION 1101. Mandatory Redemption.

      The Notes shall be subject to mandatory redemption beginning on the Initial Amortization Date. On or before July 1, 2004 and on each July 1 thereafter through July 1, 2007, the Company will pay the Trustee cash sufficient to redeem Notes on each Redemption Date of a principal amount equal to 25% of the original principal amount of the Notes issued. On or before July 1, 2007, the Company shall pay to the Trustee cash sufficient to redeem all remaining outstanding Notes.

      (a) The Company may, at its option, direct the Trustee to apply Notes, previously redeemed pursuant to Section 1102 and not previously applied to the Company's mandatory redemption obligation pursuant to Section 1101, to the Company's mandatory redemption obligation hereto. The Trustee shall include such Notes with the Notes selected by the Trustee pursuant to Section 1105, and the Notes presented to the Trustee for mandatory redemption pursuant to Subsection
(b) below, if any.

      (b) The Company may, at its option, purchase Notes in the open market and deliver such Notes to the Trustee for mandatory redemption pursuant to Section 1101. The Trustee shall include such Notes with the Notes selected by the Trustee pursuant to Section 1105, and the Notes presented to the Trustee for mandatory redemption pursuant to Subsection (a) below, if any.

      (c) The Trustee shall select the particular Notes to be redeemed on a Redemption Date, other than Notes presented for mandatory redemption under subsections (a) and (b) of Section 1101 above, as provided in Section 1105.

SECTION 1102. Optional Redemption.

      The Company may, at its option, at any time on or after July 1, 2001, redeem the Notes either as a whole or from time to time in part in a minimum aggregate principal amount of $100,000, at the following Redemption Prices (expressed in percentages of the principal amount thereof), together with interest accrued and unpaid thereon to the Redemption Date (which shall be an Interest Payment Date), if redeemed during the twelve month period beginning on July 1, in each of the following years:

              2001          2002         2003         2004 and thereafter
              ----          ----         ----         -------------------
Redemption
Price:        103%          102%         101%                100%

      The particular Notes to be redeemed on a Redemption Date pursuant shall be selected as provided in Section 1105.


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

SECTION 1103. Applicability Of Article.

      Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, or any supplement hereto shall be made in accordance with such provisions and this Article, provided that no Redemption shall be made under this Article during any period in which an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

SECTION 1104. Election To Redeem; Notice To Trustee.

      The election of the Company to redeem any Notes pursuant to Section 1102 shall be evidenced by a Company Resolution. In case of any Redemption at the election of the Company of less than all the Notes, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), the Company shall notify the Trustee of such Redemption Date and of the aggregate principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1105.

SECTION 1105. Selection By Trustee Of Notes To Be Redeemed.

      If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by lot or in any manner deemed by the Trustee to be proper, subject the Company's option to direct the Trustee to apply Notes redeemed pursuant to subsections (a) and (b) of Section 1101. The Trustee shall promptly notify the Company in writing of the distinctive numbers of the Notes which have been selected for redemption.

SECTION 1106. Notice Of Redemption.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address appearing in the Note Register.

      All notices of redemption shall state:

      (1) the Redemption Date (which shall be an Interest Payment Date),

      (2) the Redemption Price,

      (3) if less than all the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed,

      (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

      (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.


                                      -69-                             Indenture

      Notice of redemption of Notes to be redeemed shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company.

SECTION 1107. Deposit Of Redemption Price.

      On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 in immediately available funds an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date.

SECTION 1108. Notes Payable On Redemption Date.

      Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall become, on the Redemption Date, due and payable at the Redemption Price therein specified, and on and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, which shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

                             End Of Article Eleven.


                                      -70-                             Indenture

                                 ARTICLE TWELVE

                             SUBORDINATION OF NOTES

SECTION 1201. Agreement To Subordinate.

      The Company covenants and agrees, and each Holder of Notes by such Holder's acceptance thereof (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes is hereby expressly subordinated, and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

SECTION 1202. Distribution Of Assets, Etc.

      Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or upon any acceleration or maturity of the Notes or otherwise:

      (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or adequate provisions shall be made for such payment, before the Noteholders of the Notes are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Indebtedness evidenced by the Notes; and

      (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Noteholders of the Notes or the Trustee would be entitled except for the provisions of this Article Twelve shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt which may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

SECTION 1203. No Payment To Noteholders If Senior Debt Is In Default.

      (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt before any payment is made on account of the principal of (or premium, if any) or interest on the Notes or to acquire any of the Notes.

      (b) Upon the happening of an event of default with respect to any Senior Debt, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default


                                      -71-                             Indenture
in payment of the principal of (or premium, if any) or interest on such Senior Debt, upon written notice thereof given to the Company and the Trustee by the holder or holders of such Senior Debt or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal (or premium, if any) or interest on the Notes or to acquire any of the Notes.

SECTION 1204. Subrogation.

      Subject to the payment in full of all Senior Debt or the termination of the relevant Senior Debt loan agreements, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of Senior Debt, and the Noteholders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article Twelve which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of the Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 1205. Obligation Of Company Unconditional.

      Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercises of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Noteholders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Noteholders of the Notes for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.


                                      -72-                             Indenture

SECTION 1206. Payments On Notes Permitted.

      Nothing contained in this Article Twelve or elsewhere in this Indenture, or in any of the Notes, shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation of reorganization proceeding, and except during the continuance of any event of default specified in Section 1203 (not cured or waived), payments at the Stated Maturity of principal of (or premium, if any) or interest on the Notes, or (b) prevent the application by the Trustee or any Paying Agent of any moneys held by the Trustee or such Paying Agent, in trust for the benefit of the Noteholders of Notes as to which notice of redemption shall have been mailed or published at least once prior to the happening of an event of default specified in Section 1203, to the payment of or on account of the principal of (and premium, if any) and interest on such Notes, or (c) prevent the application by the Trustee or any Paying Agent of any moneys deposited prior to the happening of any event of default specified in Section 1203 with the Trustee or such Paying Agent in trust for the purpose of paying a specified installment or installments of interest on the Notes, to the payment of such installments of interest on the Notes.

SECTION 1207. Effectuation Of Subordination By Trustee.

      Each Holder of Notes, by such Holder's acceptance thereof, authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1208. Knowledge Of Trustee.

      Notwithstanding the provisions of this Article Twelve or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof, at least one business day prior to the relevant payment date, from the Company, any Holder, any Paying Agent or the holder or representative or any class of Senior Debt.

SECTION 1209. Rights Of Holders Of Senior Debt Not Impaired.

      No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 1210. Trustee Not Fiduciary For Holders Of Senior Debt.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith pay over or distribute to the Noteholders of the Notes, to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.


                                      -73-                             Indenture

SECTION 1211. Rights Of Trustee As Holder Of Senior Debt.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 1212. Article Applicable To Paying Agents.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 1213. Rights And Obligations Subject To Power Of Court.

      The rights of the holders of Senior Debt and the obligations of the Trustee and the Noteholders set forth in this Article Twelve are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Notes and the Noteholders thereof by a plan or reorganization under applicable bankruptcy law.

                             End Of Article Twelve.


                                      -74-                             Indenture

      This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


                               PDS GAMING CORPORATION


                               By:
                                   -------------------------------------------
                                     Johan P. Finley, Chief Executive Officer



Attest:


-----------------------------
Joe Rolston, Secretary


                               U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


                               By:
                                   -------------------------------------------
                               Its:
                                   -------------------------------------------


                                      -75-                             Indenture